EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8, Nos. 333-17485, 333-30933, 333-17487, 333-41535, 333-27279, 333-23249, 333-27281, 333-41537, 333-48777, 333-76261, 333-33442, 333-33934, 333-58056, 333-101973, 333-113705, 333-142475, 333-142473, and 333-159358, Registration Statement on Form S-4 No. 333-171937, and Registration Statement on Form S-3, Nos. 333-24291 and 333-159305 of Tenneco Inc. of our report dated February 25, 2011, relating to the consolidated financial statements and financial statement schedule as of and for the year ended December 31, 2010 and the effectiveness of internal control over financial reporting as of December 31, 2010, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 25, 2011

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